News Release

Newell Brands Announces Third Quarter 2020 Results
Net Sales Growth 5.1%; Core Sales Growth 7.2%
Delivers Meaningful Operating Profit and Margin Expansion
Posts Significant Operating Cash Flow Improvement
Reinstitutes Guidance for 2020

ATLANTA, GA – October 30, 2020 – Newell Brands (NASDAQ: NWL) today announced its third quarter 2020 financial results.

"We delivered very strong third quarter results, including broad-based sales growth underpinned by strong consumption, and significant improvement in operating margin and cash flow generation, as the organization rallied behind our strategic priorities,” said Ravi Saligram, Newell Brands President and CEO. “We are heading into the fourth quarter with a renewed sense of energy as we chase demand in certain high growth categories. We remain laser focused on increasing shareholder value by sustaining growth momentum, driving meaningful innovations that leverage consumer trends, building a competitive edge through omni-channel and significantly reducing organizational complexity."

Chris Peterson, Chief Financial Officer and President, Business Operations, said, “Stronger than anticipated top line growth, along with disciplined expense control, restructuring savings, sustained progress on complexity reduction and FUEL productivity savings drove significant year-over-year improvement in operating margin. Diligent execution behind working capital initiatives resulted in a substantial reduction in the company's cash conversion cycle time, with operating cash flow nearly doubling year-over-year during the first three quarters of 2020. For the full year, we expect to generate operating cash flow of $1.1 to $1.2 billion, with free cash flow productivity well over 100%.”
Third Quarter 2020 Executive Summary

–Net sales were $2.7 billion, an increase of 5.1 percent compared with the prior year period.

–Core sales grew 7.2 percent compared with the prior year period. Seven of eight business units and all major regions delivered core sales growth.

–Reported operating margin was 13.4 percent compared with a negative 33.4 percent in the prior year period. Normalized operating margin was 14.9 percent compared with 12.7 percent in the prior year period.

–Reported diluted earnings per share were $0.71 compared with a $1.48 diluted loss per share in the prior year period.

–Normalized diluted earnings per share were $0.84 compared with $0.73 per share in the prior year period.

–Year to date operating cash flow was $820 million compared with $424 million in the prior year period, with the improvement driven by working capital.

–The company redeemed the remaining $305 million of its 4.7 percent senior notes upon maturity.

6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
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–The company's leverage ratio improved to 3.9x at the end of the third quarter from 4.6x at the end of the previous quarter.

–The company reinstituted guidance for 2020, with projected full-year normalized earnings per share of $1.63 to $1.69 and operating cash flow of $1.1 to $1.2 billion.

Third Quarter 2020 Operating Results

Net sales were $2.7 billion, a 5.1 percent increase compared to the prior year period, as core sales growth of 7.2 percent was partially offset by a foreign exchange headwind and divested businesses.

Reported gross margin was 33.9 percent compared with 33.0 percent in the prior year period, as FUEL productivity savings more than offset the unfavorable impact from business unit mix, COVID-related expenses and inflation. Reported gross margin for the prior year period includes cumulative depreciation expense recorded as a result of the decision to retain the Commercial Products business. Normalized gross margin was 33.9 percent compared with 34.8 percent in the prior year period due to the business unit mix impact.

Reported operating income was $363 million compared with operating loss of $857 million in the prior year period, which reflected the impact of impairment charges. Reported operating margin was 13.4 percent compared with a negative 33.4 percent in the prior year period. Normalized operating income was $403 million, or 14.9 percent of sales, compared with $326 million, or 12.7 percent of sales, in the prior year period.

Interest expense was $71 million compared with $75 million in the prior year period, with the reduction driven by a lower debt balance.

The company reported tax benefit of $21 million compared with $327 million in the prior year period, reflecting a reduction in discrete tax benefits. Normalized tax benefit was $23 million, compared with $55 million in the prior year period.
The company reported net income of $304 million, or $0.71 diluted earnings per share, compared with net loss of $626 million, or $1.48 diluted loss per share, in the prior year period.

Normalized net income was $356 million, or $0.84 normalized diluted earnings per share, compared with $307 million, or $0.73 normalized diluted earnings per share, in the prior year period.

An explanation of non-GAAP measures and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the tables attached to this release.

Balance Sheet and Cash Flow

Year to date through the third quarter, the company generated operating cash flow of $820 million compared with $424 million in the prior year period, reflecting a significant improvement in working capital.

During the third quarter, the company redeemed the remaining $305 million of its 4.7 percent senior notes upon maturity. At the end of the third quarter Newell Brands had cash and cash equivalents of $858 million and net debt outstanding of $5.0 billion, as compared to $5.6 billion in the second quarter. The company maintained a strong liquidity position, with over $2 billion in available short-term liquidity, including cash on hand. Newell Brands exited the third quarter with a leverage ratio of 3.9x compared to 4.6x at the end of the prior quarter.

6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

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Leverage ratio is defined as the ratio of net debt to normalized EBITDA from continuing operations. An explanation of how the leverage ratio is calculated and a related reconciliation, as well as a reconciliation of reported results to normalized results, are included in the tables attached to this release.

Third Quarter 2020 Operating Segment Results

The Appliances & Cookware segment generated net sales of $479 million compared with $430 million in the year ago period, reflecting core sales growth of 17.0 percent, partially offset by the impact of unfavorable foreign exchange. Reported operating income was $32 million, or 6.7 percent of sales, compared with a loss of $595 million, or negative 138.4 percent of sales in the prior year period. Normalized operating income was $35 million, or 7.3 percent of sales, versus $18 million, or 4.2 percent of sales, in the prior year period.

The Commercial Solutions segment generated net sales of $535 million compared with $475 million in the prior year period, primarily driven by a core sales increase of 13.3 percent. Core sales improved in both the Commercial and Connected Home & Security business units. Reported operating income was $84 million, or 15.7 percent of sales, compared with a loss of $216 million, or negative 45.5 percent of sales, in the prior year period. Normalized operating income was $88 million, or 16.4 percent of sales, versus $69 million, or 14.5 percent of sales, in the prior year period.

The Home Solutions segment generated net sales of $574 million compared with $484 million in the prior year period, reflecting a core sales increase of 19.5 percent and the impact of favorable foreign exchange, partially offset by the exit of 76 underperforming Yankee Candle retail locations during the first nine months of the year. Both Food and Home Fragrance business units delivered core sales growth. Reported operating income was $112 million, or 19.5 percent of sales, compared with a loss of $112 million, or negative 23.1 percent of sales, in the prior year period. Normalized operating income was $124 million, or 21.6 percent of sales, versus $60 million, or 12.4 percent of sales, in the prior year period.

The Learning & Development segment generated net sales of $728 million compared with $824 million in the prior year period, primarily driven by a core sales decline of 9.5 percent. Core sales growth in Baby was more than offset by a decrease in the Writing business unit, reflecting the impact of the delayed re-opening of schools and offices. Reported operating income was $159 million, or 21.8 percent of sales, compared with $182 million, or 22.1 percent of sales, in the prior year period. Normalized operating income was $164 million, or 22.5 percent of sales, compared with $190 million, or 23.1 percent of sales, in the prior year period.

The Outdoor & Recreation segment generated net sales of $383 million compared with $356 million in the prior year period, reflecting a core sales increase of 8.1 percent and the impact of unfavorable foreign exchange. Reported operating income was $40 million, or 10.4 percent of sales, compared with a loss of $41 million, or negative 11.5 percent of sales, in the prior year period. Normalized operating income was $46 million, or 12.0 percent of sales, compared with $37 million, or 10.4 percent of sales, in the prior year period.

Outlook for Full Year and Fourth Quarter 2020

As visibility has improved in recent months relative to the impact of the pandemic on the business, the company reinstituted its practice of providing guidance as follows:

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Atlanta, GA 30328                www.newellbrands.com
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Full Year 2020 Outlook
Net Sales	$9.2 to $9.3 billion
Core Sales	Low single digit decline
Normalized Operating Margin	Flat to 20 bps contraction to 10.6% to 10.8%
Normalized EPS	$1.63 to $1.69
Operating Cash Flow	$1.1 to $1.2 billion

Q4 2020 Outlook
Net Sales	$2.5 to $2.6 billion
Core Sales	Flat to low single digit growth
Normalized Operating Margin	80 to 140 bps contraction to 9.9% to 10.5%
Normalized EPS	$0.40 to $0.46

The company has presented forward-looking statements regarding core sales, normalized operating margin, normalized earnings per share and free cash flow productivity. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgement and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of forward-looking core sales, normalized operating margin, normalized earnings per share, or free cash flow productivity to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort of expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's full-year and fourth quarter 2020 financial results. These non-GAAP financial measures are preliminary estimate and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

Investor Relations Leadership Update

Nancy O'Donnell, Senior Vice President, Investor Relations and Corporate Communications, and a valued member of Newell Brands' Leadership Team, will retire at year-end after twelve years with the company. Following O'Donnell's retirement, Sofya Tsinis, Vice President, Investor Relations, will lead the Investor Relations function. Tsinis joined the company's Investor Relations department four years ago, after a thirteen-year career in equity research at J.P. Morgan.

Conference Call

Newell Brands’ third quarter 2020 earnings conference call will be held today, October 30, at 10:00 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investors section of the company’s website at www.newellbrands.com. A webcast replay will be made available in the Quarterly Earnings section of the company’s website.

6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

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Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the "SEC") and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance and liquidity using the same tools that management uses to evaluate the company’s past performance, reportable business segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, planned and completed divestitures, retail store openings and closings, certain market exits, impact of customer returns related to a product recall in Outdoor and Recreation segment, and changes in foreign exchange from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the 2020 reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The company’s management believes that “normalized” gross margin, “normalized” operating income, “normalized” operating margin, "normalized EBITDA", "normalized EBITDA from continuing operations", “normalized” net income, “normalized” diluted earnings per share, “normalized” interest and “normalized” tax benefits, which exclude restructuring and restructuring-related expenses and one-time and other events such as costs related to the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of acquisition-related intangible assets, inflationary adjustments, expenses related to certain product recalls and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations and liquidity. On a pro forma basis, "normalized" items give effect to the company's decision not to sell the Commercial, Mapa and Quickie businesses. “Normalized EBITDA from continuing operations” is an ongoing liquidity measure (that excludes non-cash items) and is calculated as pro forma normalized earnings from continuing operations before interest, tax depreciation, amortization and stock-based compensation expense. “Net debt to normalized continuing operations EBITDA leverage ratio” is a liquidity measure calculated as the ratio of total debt less cash and cash equivalents to normalized EBITDA from continuing operations. "Free cash flow productivity” is calculated as the ratio of free cash flow (calculated as net cash provided by operating activities less capital expenditures) to normalized net income, and the company believes that free cash flow productivity is an important indicator of liquidity realized from the company’s core ongoing operations.

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the company utilizes a “with” and “without” approach to determine normalized income tax benefit or expense. The company will also exclude one-time tax expenses related to a change in tax status of certain entities and the loss of GILTI tax credits as a result of utilizing the 50% IRC Section 163(j) limit resulting from the CARES Act to determine normalized income tax benefit.

While the company believes these non-GAAP financial measures are useful in evaluating the company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP.
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

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Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Mapa®, Spontex® and Yankee Candle®. Newell Brands is committed to enhancing the lives of consumers around the world with planet friendly, innovative and attractive products that create moments of joy and provide peace of mind.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Investor Contact:	Media Contact:
Nancy O’Donnell	Beth Stellato
SVP, Investor Relations & Corporate Communications	VP, Corporate Communications, Events & Philanthropy
+1 (770) 418-7723	+1 (718) 541-8176
nancy.odonnell@newellco.com	beth.stellato@newellco.com

Sofya Tsinis
VP, Investor Relations
+1 (201) 610-6901
sofya.tsinis@newellco.com

Caution Concerning Forward-Looking Statements

Some of the statements in this press release and its exhibits, particularly those anticipating future financial performance, business prospects, growth, operating strategies, the impact of the COVID-19 pandemic and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, "guidance", "outlook", “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” "beginning to,” “will,” “should,” “would,” “resume,” “are confident that,” "remain optimistic that," or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results may differ materially from those expressed or implied in the forward-looking statements, including the impairment charges and accounting for income taxes. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:
•our ability to manage the demand, supply and operational challenges with the actual or perceived effects of the COVID-19 pandemic;
•our dependence on the strength of retail, commercial and industrial sectors of the economy in various countries around the world;
•competition with other manufacturers and distributors of consumer products;
•major retailers’ strong bargaining power and consolidation of our customers;
•risks related to our substantial indebtedness, a potential increase in interest rates or changes in our credit ratings;
•our ability to improve productivity, reduce complexity and streamline operations;
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Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

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•future events that could adversely affect the value of our assets and/or stock price and require additional impairment charges;
•our ability to remediate the material weakness in internal control over financial reporting and to consistently maintain effective internal control over financial reporting;
•our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;
•the impact of costs associated with acquisitions and divestitures;
•our ability to effectively execute our turnaround plan;
•changes in the prices and availability of labor, transportation, raw materials and sourced products and our ability to obtain them in a timely manner;
•the impact of governmental investigations, inspections, lawsuits, legislative requests or other actions by third parties;
•the risks inherent to our foreign operations, including foreign exchange fluctuations, exchange controls and pricing restrictions;
•a failure of one of our key information technology systems, networks, processes or related controls or those of our service providers;
•the impact of U.S. and foreign regulations on our operations, including the escalation of tariffs on imports into the U.S. and exports to Canada, China and the European Union, environmental remediation costs and data privacy regulations;
•the potential inability to attract, retain and motivate key employees;
•the impact of new Treasury and tax regulations and the resolution of tax contingencies resulting in additional tax liabilities;
•product liability, product recalls or related regulatory actions;
•our ability to protect intellectual property rights;
•significant increases in funding obligations related to our pension plans; and
•other factors listed from time to time in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

The consolidated condensed financial statements are prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Management’s application of U.S. GAAP requires the pervasive use of estimates and assumptions in preparing the unaudited condensed consolidated financial statements. As discussed above, the world is currently experiencing the global COVID-19 pandemic which has required greater use of estimates and assumptions in the preparation of our condensed consolidated financial statements. Although we have made our best estimates based upon current information, the effects of the COVID-19 pandemic on our business may result in future changes to management’s estimates and assumptions, especially if the severity worsens or duration lengthens. Actual results may differ materially from the estimates and assumptions developed by management. If so, the company may be subject to future incremental impairment charges as well as changes to recorded reserves and valuations.

The information contained in this press release and the tables is as of the date indicated. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.
6655 Peachtree Dunwoody Road        NASDAQ: NWL
Atlanta, GA 30328                www.newellbrands.com
+1 (770) 418-7000

NEWELL BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net sales	$2,699	$2,569	5.1%	$6,696	$7,091	(5.6)%
Cost of products sold	1,785	1,722		4,501	4,724
Gross profit	914	847	7.9%	2,195	2,367	(7.3)%
Selling, general and administrative expenses	545	630	(13.5)%	1,581	1,811	(12.7)%
Restructuring costs, net	4	3		14	22
Impairment of goodwill, intangibles and other assets	2	1,071		1,482	1,148
Operating income (loss)	363	(857)	NM	(882)	(614)	(43.6)%
Non-operating expenses:
Interest expense, net	71	75		205	233
Loss on extinguishment of debt	—	29		—	29
Other expense, net	9	7		20	33
Income (loss) before income taxes	283	(968)	NM	(1,107)	(909)	(21.8)%
Income tax benefit	(21)	(327)		(210)	(317)
Income (loss) from continuing operations	304	(641)	NM	(897)	(592)	(51.5)%
Income (loss) from discontinued operations, net of tax	—	15		—	(95)
Net income (loss)	$304	$(626)	NM	$(897)	$(687)	(30.6)%

Weighted average common shares outstanding:
Basic	424.3	423.4		424.1	423.3
Diluted	425.4	423.4		424.1	423.3
Earnings per share:
Basic:
Income (loss) from continuing operations	$0.72	$(1.51)		$(2.12)	$(1.40)
Income (loss) from discontinued operations	—	0.03		—	(0.22)
Net income (loss)	$0.72	$(1.48)	NM	$(2.12)	$(1.62)	(30.9)%
Diluted:
Income (loss) from continuing operations	$0.71	$(1.51)		$(2.12)	$(1.40)
Income (loss) from discontinued operations	—	0.03		—	(0.22)
Net income (loss)	$0.71	$(1.48)	NM	$(2.12)	$(1.62)	(30.9)%

Dividends per share	$0.23	$0.23		$0.69	$0.69

* NM - NOT MEANINGFUL

NEWELL BRANDS INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in millions)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$858	$349
Accounts receivable, net	1,814	1,842
Inventories	1,718	1,606
Prepaid expenses and other current assets	314	313
Total current assets	4,704	4,110
Property, plant and equipment, net	1,115	1,155
Operating lease assets	543	615
Goodwill	3,523	3,709
Other intangible assets, net	3,567	4,916
Deferred income taxes	882	776
Other assets	386	361
TOTAL ASSETS	$14,720	$15,642
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,415	$1,102
Accrued compensation	216	204
Other accrued liabilities	1,380	1,340
Short-term debt and current portion of long-term debt	97	332
Total current liabilities	3,108	2,978
Long-term debt	5,794	5,391
Deferred income taxes	463	625
Operating lease liabilities	485	541
Other noncurrent liabilities	1,120	1,111
Total liabilities	10,970	10,646

Stockholders' equity
Total stockholders' equity attributable to parent	3,726	4,963
Total stockholders' equity attributable to non-controlling interests	24	33
Total stockholders' equity	3,750	4,996
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,720	$15,642

NEWELL BRANDS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in millions)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(897)	$(687)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	267	325
Impairment of goodwill, intangibles and other assets	1,482	1,260
Loss from sale of businesses, net	9	—
Deferred income taxes	(293)	(296)
Stock based compensation expense	28	29
Loss on change in fair value of investments	1	19
Other, net	—	4
Changes in operating accounts excluding the effects of divestitures:
Accounts receivable	(19)	146
Inventories	(139)	(246)
Accounts payable	323	(30)
Accrued liabilities and other	58	(100)
Net cash provided by operating activities	820	424
Cash flows from investing activities:
Proceeds from sale of divested businesses	15	754
Capital expenditures	(158)	(172)
Other investing activities, net	5	(1)
Net cash provided by (used in) investing activities	(138)	581
Cash flows from financing activities:
Net short-term debt	(26)	279
Proceeds from issuance of debt, net of debt issuance costs	492	—
Payments on current portion of long-term debt	(305)	(268)
Payments on long-term debt	(19)	(706)
Loss on extinguishment of debt	—	(31)
Cash dividends	(294)	(293)
Equity compensation activity and other, net	(22)	(5)
Net cash used in financing activities	(174)	(1,024)
Exchange rate effect on cash, cash equivalents and restricted cash	(14)	(11)
Increase (decrease) in cash, cash equivalents and restricted cash	494	(30)
Cash, cash equivalents and restricted cash at beginning of period	371	496
Cash, cash equivalents and restricted cash at end of period	$865	$466
Supplemental disclosures:
Restricted cash at beginning of period	$22	$—
Restricted cash at end of period	7	—

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended September 30, 2020
	GAAP	Restructuring	Acquisition	Transactions		Non-GAAP
	Measure	and restructuring	amortization and	and	Other	Measure
	Reported	related costs [1]	impairment [2]	related costs [3]	items [4]	Normalized*
Net sales	$2,699	$—	$—	$—	$—	$2,699
Cost of products sold	1,785	(1)	—	—	(1)	1,783
Gross profit	914	1	—	—	1	916
	33.9%					33.9%
Selling, general and administrative expenses	545	(4)	(24)	(1)	(3)	513
	20.2%					19.0%
Restructuring costs, net	4	(4)	—	—	—	—
Impairment of goodwill, intangibles and other assets	2	—	(2)	—	—	—
Operating income	363	9	26	1	4	403
	13.4%					14.9%
Non-operating (income) expense	80	—	—	(9)	(1)	70
Income before income taxes	283	9	26	10	5	333
Income tax provision (benefit) [5]	(21)	(2)	(5)	1	4	(23)
Net income	$304	$11	$31	$9	$1	$356

Diluted earnings per share **	$0.71	$0.03	$0.07	$0.02	$—	$0.84
* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 425.4 million shares for the three months ended September 30, 2020.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $9 million.
[2] Acquisition amortization costs of $24 million; $2 million of non-cash impairment charges related to an indefinite-lived intangible asset in the Learning and Development segment.
[3] Divestiture costs of $1 million primarily related to completed divestitures and loss on disposition of $9 million related to the sale of a product line in the Learning and Development segment.
[4] Other charges of $3 million primarily related to fees for certain legal proceedings and $2 million related to Argentina hyperinflationary charges. Includes income tax expense of $53 million for a reduction in valuation allowance related to integration of certain U.S. operations, partially offset by $47 million of deferred tax effects associated with certain outside basis differences.
[5] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended September 30, 2019
	GAAP	Restructuring	Acquisition	Transactions		Non-GAAP Measure
	Measure	and restructuring	amortization and	and related	Other		Proforma
	Reported	related costs [1]	impairment [2]	costs [3]	items [4]	Normalized*	Adjustments [5]	Proforma
Net sales	$2,569	$—	$—	$—	$—	$2,569	$—	$2,569
Cost of products sold	1,722	(11)	—	—	(38)	1,673	2	1,675
Gross profit	847	11	—	—	38	896	(2)	894
	33.0%					34.9%		34.8%
Selling, general and administrative expenses	630	(13)	(32)	(9)	(8)	568	—	568
	24.5%					22.1%		22.1%
Restructuring costs, net	3	(3)	—	—	—	—	—	—
Impairment of goodwill, intangibles and other assets	1,071	—	(1,071)	—	—	—	—	—
Operating income (loss)	(857)	27	1,103	9	46	328	(2)	326
	(33.4)%					12.8%		12.7%
Non-operating (income) expense	111	—	—	—	(34)	77	—	77
Income (loss) before income taxes	(968)	27	1,103	9	80	251	(2)	249
Income tax provision (benefit) [6]	(327)	3	249	1	20	(54)	(1)	(55)
Income (loss) from continuing operations	(641)	24	854	8	60	305	(1)	304
Income (loss) from discontinued operations, net of tax	15	—	—	8	(20)	3	—	3
Net income (loss)	$(626)	$24	$854	$16	$40	$308	$(1)	$307

Diluted earnings (loss) per share **	$(1.48)	$0.06	$2.02	$0.04	$0.09	$0.73	$—	$0.73

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 423.8 million shares for the three months ended September 30, 2019.
Totals may not add due to rounding.
[1] Restructuring and restructuring related costs of $27 million.
[2] Acquisition amortization costs of $32 million; impairment charges of approximately $1.1 billion primarily related to tradenames, customer relationships and goodwill.
[3] Divestiture costs of $9 million primarily related to planned and completed divestitures and net gain on dispositions of $2 million reported in discontinued operations.
[4] Cumulative depreciation and amortization catch-up of $40 million related to the inclusion of the Rubbermaid Commercial Products, Rubbermaid Outdoor, Closet, Refuse and Garage businesses ("Commercial Business") in continuing operations; loss of $1 million due to changes in the fair value of certain investments; Argentina hyperinflationary adjustment of $5 million; $5 million of other charges, primarily related to fees for certain legal proceedings and a product recall; a loss on extinguishment of debt of $29 million and net tax adjustment of $12 million primarily related to foreign and state tax impacts of offshore earnings and a withholding tax refund from Switzerland.
[5] Depreciation and amortization expense related to the Mapa and Quickie that would have been recorded had the businesses been continuously classified as held and used.
[6] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Nine Months Ended September 30, 2020
	GAAP	Restructuring	Acquisition	Transactions		Non-GAAP
	Measure	and restructuring	amortization and	and	Other	Measure
	Reported	related costs [1]	impairment [2]	related costs [3]	items [4]	Normalized*
Net sales	$6,696	$—	$—	$—	$—	$6,696
Cost of products sold	4,501	(3)	—	—	(5)	4,493
Gross profit	2,195	3	—	—	5	2,203
	32.8%					32.9%
Selling, general and administrative expenses	1,581	(15)	(79)	(3)	(12)	1,472
	23.6%					22.0%
Restructuring costs, net	14	(14)	—	—	—	—
Impairment of goodwill, intangibles and other assets	1,482	—	(1,482)	—	—	—
Operating income (loss)	(882)	32	1,561	3	17	731
	(13.2)%					10.9%
Non-operating (income) expense	225	1	—	(9)	(4)	213
Income (loss) before income taxes	(1,107)	31	1,561	12	21	518
Income tax provision (benefit) [5]	(210)	(1)	225	1	(19)	(4)
Net income (loss)	$(897)	$32	$1,336	$11	$40	$522

Diluted earnings (loss) per share **	$(2.12)	$0.08	$3.14	$0.03	$0.09	$1.23
* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 425.0 million shares for the nine months ended September 30, 2020.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $31 million.
[2] Acquisition amortization costs of $79 million; impairment charges of approximately $1.5 billion related to goodwill, other intangible assets and other assets.
[3] Divestiture costs of $3 million primarily related to completed divestitures and loss on disposition of $9 million related to the sale of a product line in the Learning and Development segment.
[4] Loss of $1 million due to changes in the fair value of certain investments; Argentina hyperinflationary adjustment of $5 million; $12 million of other charges, primarily related to fees for certain legal proceedings; $2 million of other charges, primarily related to product recall costs and $1 million loss on pension settlement. Includes income tax expense of $53 million for a reduction in valuation allowance related to integration of certain U.S. operations, partially offset by $47 million of deferred tax effects associated with certain outside basis difference, $20 million related to change in tax status of certain entities and $5 million for effects of adopting the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.
[5] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Nine Months Ended September 30, 2019
	GAAP	Restructuring	Acquisition	Transactions		Non-GAAP Measure
	Measure	and restructuring	amortization and	and related	Other		Proforma
	Reported	related costs [1]	impairment [2]	costs [3]	items [4]	Normalized*	Adjustments [5]	Proforma
Net sales	$7,091	$—	$—	$—	$—	$7,091	$—	$7,091
Cost of products sold	4,724	(15)	—	—	(46)	4,663	21	4,684
Gross profit	2,367	15	—	—	46	2,428	(21)	2,407
	33.4%					34.2%		33.9%
Selling, general and administrative expenses	1,811	(25)	(97)	(25)	(12)	1,652	2	1,654
	25.5%					23.3%		23.3%
Restructuring costs, net	22	(22)	—	—	—	—	—	—
Impairment of goodwill, intangibles and other assets	1,148	—	(1,148)	—	—	—	—	—
Operating income (loss)	(614)	62	1,245	25	58	776	(23)	753
	(8.7)%					10.9%		10.6%
Non-operating (income) expense	295	—	—	—	(55)	240	—	240
Income (loss) before income taxes	(909)	62	1,245	25	113	536	(23)	513
Income tax provision (benefit) [6]	(317)	15	271	6	39	14	(6)	8
Income (loss) from continuing operations	(592)	47	974	19	74	522	(17)	505
Income (loss) from discontinued operations, net of tax	(95)	—	84	48	—	37	—	37
Net income (loss)	$(687)	$47	$1,058	$67	$74	$559	$(17)	$542

Diluted earnings (loss) per share **	$(1.62)	$0.11	$2.50	$0.16	$0.17	$1.32	$(0.04)	$1.28
* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 423.7 million shares for the nine months ended September 30, 2019.
Totals may not add due to rounding.

[1] Restructuring and restructuring related costs of $62 million.
[2] Acquisition amortization costs of $97 million; impairment charges of approximately $1.3 billion primarily related to tradenames, customer relationships and goodwill; $112 million of which was reported in discontinued operations.
[3] Divestiture costs of $28 million ($4 million of which is reported in discontinued operations) primarily related to planned and completed divestitures; acquisition related costs of $1 million and a nominal net gain on disposition of businesses, reported in discontinued operations.
[4] Cumulative depreciation and amortization catch-up of $40 million related to the inclusion of the Commercial Business in continuing operations; loss of $19 million due to changes in the fair value of certain investments; Argentina hyperinflationary adjustment of $10 million; $15 million of other charges, primarily related to fees for certain legal proceedings and a product recall; a loss on extinguishment of debt of $29 million and net tax adjustment of $20 million primarily related to foreign and state tax impacts of offshore earnings and a withholding tax refund from Switzerland.
[5] Depreciation and amortization expense related to the Commercial Business and the Mapa and Quickie businesses that would have been recorded had the businesses been continuously classified as held and used.
[6] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Three Months Ended September 30, 2020						Three Months Ended September 30, 2019						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Proforma	Proforma			Proforma
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2] [3]	Income (Loss) [3]	Margin [3]	$	%	$	%
APPLIANCES AND COOKWARE	$479	$32	6.7%	$3	$35	7.3%	$430	$(595)	(138.4)%	$613	$18	4.2%	$49	11.4%	$17	94.4%
COMMERCIAL SOLUTIONS	535	84	15.7%	4	88	16.4%	475	(216)	(45.5)%	285	69	14.5%	60	12.6%	19	27.5%
HOME SOLUTIONS	574	112	19.5%	12	124	21.6%	484	(112)	(23.1)%	172	60	12.4%	90	18.6%	64	NM
LEARNING AND DEVELOPMENT	728	159	21.8%	5	164	22.5%	824	182	22.1%	8	190	23.1%	(96)	(11.7)%	(26)	(13.7)%
OUTDOOR AND RECREATION	383	40	10.4%	6	46	12.0%	356	(41)	(11.5)%	78	37	10.4%	27	7.6%	9	24.3%
CORPORATE	—	(60)	—%	6	(54)	—%	—	(72)	—%	24	(48)	—%	—	—%	(6)	(12.5)%
RESTRUCTURING	—	(4)	—%	4	—	—%	—	(3)	—%	3	—	—%	—	—%	—	—%
	$2,699	$363	13.4%	$40	$403	14.9%	$2,569	$(857)	(33.4)%	$1,183	$326	12.7%	$130	5.1%	$77	23.6%

[1]The three months ended September 30, 2020 excluded items consists of $24 million of acquisition amortization costs; $9 million of restructuring and restructuring-related charges; $3 million of fees for certain legal proceedings;$2 million of non-cash impairment charge related to an indefinite-lived intangible asset in the Learning and Development segment; other charges of $1 million related to Argentina hyperinflationary adjustment and $1 million of transaction-related costs.
[2]The three months ended September 30, 2019 excluded items consists of $1.1 billion of impairment charges for goodwill and other intangible assets; cumulative depreciation and amortization catch-up of $40 million related to the inclusion of the Commercial Business in continuing operations; $32 million of acquisition amortization costs; $27 million of restructuring and restructuring-related charges; $9 million of transaction related costs and other charges of $6 million, primarily related to Argentina hyperinflationary adjustment, fees for certain legal proceedings and product recall costs.
[3]Normalized proforma operating income (loss) and margin reflect an adjustment within excluded items for depreciation and amortization expense of $2 million related to the Mapa and Quickie businesses in the Commercial Solutions segment that would have been recorded had they been continuously classified as held and used for the three months ended September 30, 2019.

*NM - NOT MEANINGFUL

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Nine Months Ended September 30, 2020						Nine Months Ended September 30, 2019						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Proforma	Proforma			Proforma Operating
		Operating	Operating	Excluded	Operating	Operating		Operating	Operating	Excluded	Operating	Operating	Net Sales		Income (Loss)
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2] [3]	Income (Loss) [3]	Margin [3]	$	%	$	%
APPLIANCES AND COOKWARE	$1,129	$(266)	(23.6)%	$307	$41	3.6%	$1,122	$(593)	(52.9)%	$618	$25	2.2%	$7	0.6%	$16	64.0%
COMMERCIAL SOLUTIONS	1,361	(148)	(10.9)%	332	184	13.5%	1,343	(171)	(12.7)%	349	178	13.3%	18	1.3%	6	3.4%
HOME SOLUTIONS	1,276	(150)	(11.8)%	334	184	14.4%	1,227	(113)	(9.2)%	197	84	6.8%	49	4.0%	100	NM
LEARNING AND DEVELOPMENT	1,887	290	15.4%	89	379	20.1%	2,254	488	21.7%	17	505	22.4%	(367)	(16.3)%	(126)	(25.0)%
OUTDOOR AND RECREATION	1,043	(409)	(39.2)%	503	94	9.0%	1,145	11	1.0%	98	109	9.5%	(102)	(8.9)%	(15)	(13.8)%
CORPORATE	—	(185)	—%	34	(151)	—%	—	(214)	—%	66	(148)	—%	—	—%	(3)	(2.0)%
RESTRUCTURING	—	(14)	—%	14	—	—%	—	(22)	—%	22	—	—%	—	—%	—	—%
	$6,696	$(882)	(13.2)%	$1,613	$731	10.9%	$7,091	$(614)	(8.7)%	$1,367	$753	10.6%	$(395)	(5.6)%	$(22)	(2.9)%

[1]The nine months ended September 30, 2020 excluded items consists of $1.5 billion of impairment charges primarily for goodwill, intangible assets and other assets; $79 million of acquisition amortization costs; $32 million of restructuring and restructuring-related charges; other charges of $17 million, primarily related to product recall costs, Argentina hyperinflationary adjustment and fees for certain legal proceedings and $3 million of transaction- related costs.
[2]The nine months ended September 30, 2019 excluded items consists of $1.2 billion of impairment charges primarily for goodwill and other intangible assets; $97 million of acquisition amortization costs; $62 million of restructuring and restructuring-related charges; cumulative depreciation and amortization catch-up of $40 million related to the inclusion of the Commercial Business in continuing operations; $25 million of transaction related costs and other charges of $18 million, primarily related to Argentina hyperinflationary adjustment, fees for certain legal proceedings and product recall costs.
[3]Normalized proforma operating income (loss) and margin reflect an adjustment within excluded items for depreciation and amortization expense of $23 million related to Commercial Business, and the Mapa and Quickie businesses in the Commercial Solutions segment that would have been recorded had they been continuously classified as held and used for the nine months ended September 30, 2019.

*NM - NOT MEANINGFUL

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CORE SALES ANALYSIS BY SEGMENT
(Amounts in millions)

	Three Months Ended September 30, 2020					Three Months Ended September 30, 2019			Increase (Decrease) Core Sales
	2020 Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Net Sales Base Business	Currency Impact [3]	2020 Core Sales [1]	2019 Net Sales (REPORTED)	Divestitures and Other, Net [2]	2019 Core Sales [1]	$	%
APPLIANCES AND COOKWARE	$479	$—	$479	$24	$503	$430	$—	$430	$73	17.0%
COMMERCIAL SOLUTIONS	535	—	535	2	537	475	(1)	474	63	13.3%
HOME SOLUTIONS	574	(1)	573	(4)	569	484	(8)	476	93	19.5%
LEARNING AND DEVELOPMENT	728	(5)	723	(2)	721	824	(27)	797	(76)	(9.5)%
OUTDOOR AND RECREATION	383	—	383	2	385	356	—	356	29	8.1%
	$2,699	$(6)	$2,693	$22	$2,715	$2,569	$(36)	$2,533	$182	7.2%

CORE SALES ANALYSIS BY GEOGRAPHY

	Three Months Ended September 30, 2020					Three Months Ended September 30, 2019			Increase (Decrease) Core Sales
	2020 Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Net Sales Base Business	Currency Impact [3]	2020 Core Sales [1]	2019 Net Sales (REPORTED)	Divestitures and Other, Net [2]	2019 Core Sales [1]	$	%
NORTH AMERICA	$1,927	$(6)	$1,921	$1	$1,922	$1,882	$(34)	$1,848	$74	4.0%
EUROPE, MIDDLE EAST, AFRICA	389	—	389	(17)	372	337	—	337	35	10.4%
LATIN AMERICA	178	—	178	42	220	169	(2)	167	53	31.7%
ASIA PACIFIC	205	—	205	(4)	201	181	—	181	20	11.0%
	$2,699	$(6)	$2,693	$22	$2,715	$2,569	$(36)	$2,533	$182	7.2%
[1] "Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures, retail store openings and closings, changes in foreign currency.
[2] Divestitures include the exit of the North American distributorship of Uniball® Products, current and prior period net sales from retail store closures (consistent with standard retail practice), disposition of the foamboards business and exit from Home Fragrance fund raising business.
[3] “Currency Impact” represents the effect of foreign currency on 2020 reported sales and is calculated by applying the 2019 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2020 reported sales.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CORE SALES ANALYSIS BY SEGMENT
(Amounts in millions)

	Nine Months Ended September 30, 2020					Nine Months Ended September 30, 2019			Increase (Decrease) Core Sales
	2020 Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Net Sales Base Business	Currency Impact [3]	2020 Core Sales [1]	2019 Net Sales (REPORTED)	Divestitures and Other, Net [2]	2019 Core Sales [1]	$	%
APPLIANCES AND COOKWARE	$1,129	$—	$1,129	$60	$1,189	$1,122	$—	$1,122	$67	6.0%
COMMERCIAL SOLUTIONS	1,361	—	1,361	20	1,381	1,343	(1)	1,342	39	2.9%
HOME SOLUTIONS	1,276	(2)	1,274	2	1,276	1,227	(21)	1,206	70	5.8%
LEARNING AND DEVELOPMENT	1,887	(9)	1,878	12	1,890	2,254	(61)	2,193	(303)	(13.8)%
OUTDOOR AND RECREATION	1,043	1	1,044	10	1,054	1,145	13	1,158	(104)	(9.0)%
	$6,696	$(10)	$6,686	$104	$6,790	$7,091	$(70)	$7,021	$(231)	(3.3)%

CORE SALES ANALYSIS BY GEOGRAPHY

	Nine Months Ended September 30, 2020					Nine Months Ended September 30, 2019			Increase (Decrease) Core Sales
	2020 Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Net Sales Base Business	Currency Impact [3]	2020 Core Sales [1]	2019 Net Sales (REPORTED)	Divestitures and Other, Net [2]	2019 Core Sales [1]	$	%
NORTH AMERICA	$4,781	$(10)	$4,771	$5	$4,776	$5,058	$(66)	$4,992	$(216)	(4.3)%
EUROPE, MIDDLE EAST, AFRICA	989	—	989	(2)	987	1,021	(1)	1,020	(33)	(3.2)%
LATIN AMERICA	442	—	442	100	542	481	(3)	478	64	13.4%
ASIA PACIFIC	484	—	484	1	485	531	—	531	(46)	(8.7)%
	$6,696	$(10)	$6,686	$104	$6,790	$7,091	$(70)	$7,021	$(231)	(3.3)%
[1]"Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures, retail store openings and closings, changes in foreign currency.
[2]Divestitures include the exit of the North American distributorship of Uniball® Products, current and prior period net sales from retail store closures (consistent with standard retail practice), disposition of the foamboards business, exit from Home Fragrance fund raising business and impact of customer returns related to a product recall in the Outdoor and Recreation segment.
[3]“Currency Impact” represents the effect of foreign currency on 2020 reported sales and is calculated by applying the 2019 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2020 reported sales.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
NET DEBT AND FREE CASH FLOW RECONCILIATION

(Amounts in millions)

	September 30, 2020	December 31, 2019	$ Change
NET DEBT RECONCILIATION:
Short-term debt and current portion of long-term debt	$97	$332
Long-term debt	5,794	5,391
Gross debt	5,891	5,723	$168

Less: Cash and cash equivalents	858	349

NET DEBT [1]	$5,033	$5,374	$(341)

[1] The Company defines net debt as gross debt less the total of cash and cash equivalents. The Company believes net debt is meaningful to investors as it considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

	September 30, 2020	September 30, 2019	$ Change
FREE CASH FLOW RECONCILIATION:
Net cash provided by operating activities	$820	$424
Capital expenditures	(158)	(172)

FREE CASH FLOW [2]	$662	$252	$410

[2] Free cash flow is defined as net cash provided by operating activities, less capital expenditures.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
NET DEBT TO NORMALIZED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Amounts in millions)

	September 30, 2020		June 30, 2020 [1]
NET DEBT RECONCILIATION:
Short-term debt and current portion of long-term debt	$97		$402
Long-term debt	5,794		5,781
Gross debt	5,891		6,183
Less: Cash and cash equivalents	858		619
NET DEBT	$5,033		$5,564

Loss from continuing operations [2]	$(119)		$(1,064)
Normalized items [2]	813		1,706
PROFORMA NORMALIZED INCOME FROM CONTINUING OPERATIONS	694		642

Proforma normalized income tax [2]	47		15
Interest expense, net [2]	275		279
Proforma normalized depreciation and amortization [2] [3]	242		242
Stock-based compensation [4]	41		39
NORMALIZED EBITDA FROM CONTINUING OPERATIONS	$1,299		$1,217

NET DEBT TO NORMALIZED EBITDA FROM CONTINUING OPERATIONS LEVERAGE RATIO [5]	3.9	x	4.6	x
[1]Refer to the Unaudited Condensed Consolidated Balance Sheet as reported on the Company’s Form 10-Q filed on July 31, 2020, for the quarter ended June 30, 2020.
[2]For the trailing-twelve months ended September 30, 2020, refer to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended December 31, 2019, March 31, 2020 and June 30, 2020 on the Company’s Forms 8-K furnished on February 14, 2020, May 1, 2020 and July 31, 2020, respectively.
For the trailing-twelve months ended June 30,2020, refer to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended September 30,2019, as recasted, on the Company’s Forms 8-K furnished on February 10, 2020 and for the three months ended December 31, 2019, March 31, 2002 and June 30, 2020, on the Company’s Form 8-K furnished on February 14, 2020, May 1, 2020 and July 31, 2020, respectively.
[3]For the trailing-twelve months ended September 30, 2020, Proforma Normalized Depreciation and Amortization excludes the following items: (a) acquisition amortization expense of $113 million associated with intangible assets recognized in purchase accounting; (b) $19 million of accelerated depreciation costs associated with restructuring activities. (c) $15 million related to the inclusion of the Mapa and Quickie businesses in continuing operations. Refer to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended December 31, 2019, March 31, 2020 and June 30, 2020 on the Company’s Form 8-K furnished on February 14, 2020, May 1, 2020 and July 31, 2020, respectively.
For the trailing-twelve months ended June 30, 2020, Proforma Normalized Depreciation and Amortization excludes the following items: (a) an acquisition amortization expense of $121 million associated with intangible assets recognized in purchase accounting; (b) cumulative depreciation and amortization cost of $53 million related to the inclusion of the Commercial Business, Mapa and Quickie businesses in continuing operations net of amounts that would have been recorded had the Mapa and Quickie businesses been continuously classified as held and used; and (c) $33 million of accelerated depreciation costs associated with restructuring activities as referred to "Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items" for the three months ended September 30,2019, as recasted, on the Company’s Form 8-K furnished on February 10, 2020 and for the three months ended December 31, 2019, March 31, 2020 and June 30, 2020, on the Company’s Forms 8-K furnished on February 14, 2020, May 1, 2020 and July 31, 2020, respectively.
[4]Represents non-cash expense associated with stock-based compensation from continuing operations.
[5]The Net Debt to Normalized EBITDA from continuing operations ratio is defined as Net Debt divided by Normalized EBITDA from continuing operations. The Company's debt has certain financial covenants such as debt to equity ratio and interest coverage ratio; however the Net Debt to Normalized EBITDA from continuing operations leverage ratio is used by management as a liquidity measure and is not prescribed in the Company's debt covenants.